UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2012

AspenBio Pharma, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 14, 2012 and November 15, 2012, AspenBio Pharma, Inc. (the “Company”) entered into two (2) underwriting agreements (collectively, the “Underwriting Agreements”) with Aegis Capital Corp. (the “Representative”), as representative of the several underwriters (the Representative and such other underwriters, collectively, the “Underwriters”), for firm commitment underwritten public offerings of an aggregate 1,946,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”).  All of the Shares are being sold by the Company. The offering price to the public is $2.10 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreements at a price of $1.95 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $3.7 million. Under the terms of the Underwriting Agreements, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 291,900 shares of Common Stock to cover overallotments, if any, at the same price per share as the Shares.

The Shares will be issued pursuant to a registration statement on Form S-3 of the Company filed with the Securities and Exchange Commission, which became effective on July 27, 2011 (File No. 333-174213). The closing of the offering is expected to take place on November 20, 2012, subject to the satisfaction of customary closing conditions.

The Underwriting Agreements contain customary representations, warranties, and covenants by the Company. They also provide for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Common Stock. In addition, pursuant to the terms of the Underwriting Agreements, each of the Company’s officers and directors have entered into agreements with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following November 15, 2012.

Copies of the Underwriting Agreements are attached to this Current Report on Form 8-K as Exhibits 1.1 and 1.2 and are incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreements does not purport to be complete and is qualified in its entirety by reference to the exhibits attached hereto.

On November 14, 2012, the Company issued a press release announcing the pricing of the offering of shares of its Common Stock, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement by and between AspenBio Pharma, Inc. and Aegis Capital Corp. dated November 14, 2012.

1.2	Underwriting Agreement by and between AspenBio Pharma, Inc. and Aegis Capital Corp. dated November 15, 2012.

5.1	Opinion of Ballard Spahr LLP.

99.1	Press Release of AspenBio Pharma, Inc. titled “AspenBio Pharma Announces Pricing of Public Offering of 1,476,000 Shares of Common Stock,” issued November 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
November 16, 2012	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer